As filed with the Securities and Exchange Commission on November 7, 1995.

                                        Registration No. 33-_____


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                             FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   The Securities Act of 1933


                    SUPREME INDUSTRIES, INC.

     (Exact name of Registrant as specified in its charter)

          DELAWARE                    75-1670945

   (State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)               Identification No.)

65140 U.S. 33 East, P. O. Box 237, Goshen, IN  46526, (219) 642-
3070

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       RICE M. TILLEY, JR.
                     Law, Snakard & Gambill
                       3200 Bank One Tower
                    Fort Worth, Texas  76102
                         (817) 878-6350

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                           Copies to:
                       VERNON E. REW, JR.
                     Law, Snakard & Gambill
                       3200 Bank One Tower
                    Fort Worth, Texas  76102
                         (817) 878-6307

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

The Exhibit Index is located at page 27 of the sequentially numbered pages of the manually signed registration statement.
Total pages 39.


                 CALCULATION OF REGISTRATION FEE

                               Proposed        Proposed
Title of Each Class   Amount    Maximum         Maximum        Amount of
of Securities to be   to be   Offering Price   Aggregate      Registration
Registered          Registered   Per Share    Offering Price       Fee


Common Stock,
Class A, $.10 par   1,240,379    $6.00         $7,442,274(2)   $2,566.30
value (1)           shares


(1) These shares of Class A Common Stock offered hereby are issuable upon the exercise of the Company's publicly traded 1993 Callable Warrants. Each 1993 Callable Warrant entitles the holder to the right to buy one-half share of Supreme
     Class A Common Stock. The 1993 Callable Warrants are exercisable at $6.00 per whole share of Supreme Class A Common Stock. This Registration Statement covers, pursuant to Rule 416, such indeterminate number of shares of Class A Common Stock as may be required for issuance upon exercise of the 1993 Callable Warrants.

(2)  Pursuant to Rule 457 of Regulation C.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                    SUPREME INDUSTRIES, INC.

            1,240,379 Shares of Class A Common Stock,
                        $.10 par value,

     This Prospectus relates to the offer of 1,240,379 shares of Class A Common Stock, $.10 par value (sometimes referred to herein as the "Supreme Class A Common Stock"), of Supreme Industries, Inc. ("Supreme" or the "Company"), a Delaware corporation, issuable upon the exercise of the outstanding 1993 Callable Warrants of Supreme.

     The 1993 Callable Warrants ("1993 Callable Warrants" or "Warrants") were distributed on June 9, 1993 as a part of a Unit (as described below) under the terms of the spin-off (the "Spin-Off") of Contempri Homes, Inc. ("Contempri"), a former wholly-owned subsidiary of Supreme, by Supreme Industries, Inc. (formerly ESI Industries, Inc.). In connection with the Spin-Off, Supreme distributed to the shareholders of its Class A Common Stock one Class A Unit for every three shares of Supreme Class A Common Stock held of record as of the record date of the Spin-Off. One Class A Unit comprises one share of Class A Common Stock of Contempri and one 1993 Callable Warrant to purchase one-half share of Supreme Class A Common Stock. In addition, Supreme distributed to the shareholders of Supreme non-publicly traded Class B Common Stock one Class B Unit for every three shares of Supreme Class B Common Stock held of record as of the record date of the Spin-Off. Each Class B Unit comprises one share of Class B Common Stock of Contempri and one 1993 Callable Warrant to purchase one-half share of Supreme Class A Common Stock. After the Spin-Off, Supreme has continued in one line of business as a manufacturer of specialized truck bodies through its other operating subsidiary, Supreme Corporation.

     Under the terms of the distribution, the 1993 Callable Warrants could not be exercised until the date such Warrants are separated from the Contempri Class A or Class B Common Stock (the "Separation Date"). The Separation Date has been extended to December 11, 1995, and the 1993 Callable Warrants will be separated from the Contempri Class A and Class B Common Stock on or about such date. The Warrants will be tradable and exercisable on and after the Separation Date. The Warrants will expire on June 9, 1996 and will not be exercisable after that date unless extended by the Company. The Warrants are callable by Supreme on thirty (30) days notice at $0.10 per Warrant. If called, the Warrants will not be exercisable after the date specified in the notice of the call.

     The Supreme Class A Common Stock offered hereby is traded on the American Stock Exchange under the symbol "STS". After the Separation Date, the 1993 Callable Warrants will trade on the American Stock Exchange under the symbol "STS.WS". On October 24, 1995, the average of the high and low sales prices reported on the American Stock Exchange was $8.25 for the Supreme Class A Common Stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus is November 7, 1995.

                              Underwriting
                    Price to  Discounts and  Proceeds to
                    Public    Commissions    Company



Per Share of        $6.00(2)       N/A       $7,442,274(3)
Class A Common Stock(1)


(1) The shares of Class A Common Stock offered hereby are issuable upon the exercise of the Company's publicly traded 1993
     Callable Warrants.

(2) The 1993 Callable Warrants are exercisable at a price of $6.00 per whole share of Supreme Class A Common Stock.

(3) The indicated proceeds to the Company assume all outstanding 1993 Callable Warrants are exercised. Further, the indicated proceeds to the Company are before deduction of the total expenses of this offering, including legal, accounting, and printing expenses, which are estimated to be approximately $25,000 and will be borne by the Company.

     No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

                        TABLE OF CONTENTS

                                                             Page


AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . .  1

INFORMATION INCORPORATED BY REFERENCE. . . . . . . . . . . . .  1

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . .  2

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . .  5

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . .  5

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .  5

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .  9


                      AVAILABLE INFORMATION

     Supreme is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements, and other information can be inspected and copied at the Public Reference Room of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and
7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at its Washington address, at the prescribed rates.

     The Company's Class A Common Stock is listed on the American
Stock Exchange.  All reports, proxy statements, Information
Statements, and other information can be inspected at the American Stock Exchange, 86 Trinity Place, New York, NY 10006.

     The Company has filed with the SEC a Registration Statement on Form S-3, including any amendments thereto, (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the shares of Class A Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and the exhibits may be inspected, without charge, at the offices of the SEC or copies thereof can be obtained at the prescribed rates from the Public Reference Section of the SEC at its Washington address.

              INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by Supreme (File No. 1-8183) with the SEC pursuant to the Exchange Act are incorporated by reference herein:

     (1)  Supreme's Annual Report on Form 10-K for the year ended
          December 31, 1994; and

     (2) All other reports filed by Supreme since December 31, 1994, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including Current Reports on Form 8-K and amendments thereto.


     All documents and reports filed by Supreme pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and before the termination of the offering shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH SUPREME DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO ROBERT W. WILSON, CHIEF FINANCIAL OFFICER, SUPREME INDUSTRIES, INC., 65140 U.S. 33 EAST, P.O. BOX 237, GOSHEN, IN 46526, (219)
642-3070.



                    SUPREME INDUSTRIES, INC.
                       PROSPECTUS SUMMARY

     The following is a brief summary of certain information contained elsewhere herein. This summary does not contain a complete statement of such information and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements incorporated by reference herein and in the exhibits hereto.

THE COMPANY

     Prior to December 31, 1992, Supreme served as a holding company for two wholly-owned subsidiaries Supreme Corporation and Contempri Homes, Inc. Supreme Corporation, a Texas corporation, is engaged nationally in the business of manufacturing specialized commercial truck bodies and shuttle buses, and its principal executive offices are located in Goshen, Indiana. Contempri Homes, Inc. ("Contempri"), a Delaware corporation, is engaged in the business of producing modular homes and other modular products sold in thirteen northeastern and central Atlantic states, and its executive offices are located in Taylor, Pennsylvania. Effective December 31, 1992, Supreme spun-off Contempri to the holders of Supreme's common stock as of the December 15, 1992 record date (the "Record Date"). Pursuant to the spin-off, each holder of Supreme's publicly traded Class A Common Stock as of the Record Date became entitled to receive one unit (the "Class A Unit") for every three shares of Supreme Class A Common Stock owned as of that date (i.e. on a one-for-three basis). Each Class A Unit comprises one share of Class A Common Stock of Contempri and one 1993 Callable Warrant to purchase one-half share of Supreme Class A Common Stock. Each holder of Supreme's non-publicly traded Class B Common Stock as of the Record Date became entitled to receive one unit (the "Class B Unit") for every three shares of Supreme Class B Common Stock owned as of that date (i.e. on a one-for three basis). Each Class B Unit comprises one share of Class B Common Stock of Contempri and one 1993 Callable Warrant to purchase one-half share of Supreme Class
A Common Stock. Under the terms of the spin-off, distribution of the Class A Units and Class B Units (collectively, the "Units") was made to each Supreme shareholder on the first business day after the Registration Statement for the Units was declared effective by the Securities and Exchange Commission which occurred on June 9, 1993 (the "Distribution Date".) The 1993 Callable Warrants are exercisable at a price of $6.00 per whole share of Supreme Class A Common Stock at any time on or after the Warrants are separated from the Contempri Common Stock (the "Separation Date"). The Separation Date has been extended from June 9, 1995 to December 11, 1995, and the 1993 Callable Warrants will be separated from the Contempri Class A and Class B Common Stock on or about such date. The Warrants expire on June 9, 1996, unless extended or called by Supreme. The principal executive offices of Supreme are located at 65140 U.S. 33 East, P.O. Box 237, Goshen, IN 46526, (219) 642-
3070.

THE OFFERING

     Securities Offered. . . . . .      1,240,379 Shares of
                                        Supreme Class A Common
                                        Stock, $.10 par value,
                                        issuable upon the
                                        exercise of the 1993
                                        Callable Warrants.  See
                                        "Description of
                                        Securities."

     Proceeds of the Offering. . .      The net proceeds from the
                                        exercise of the 1993
                                        Callable Warrants will be
                                        used for general
                                        corporate purposes.  See
                                        "Use of Proceeds."

     Plan of Distribution. . . . . . .       The 1,240,379 shares
                                             of Supreme Class A
                                             Common Stock
                                             issuable by the
                                             Company on exercise
                                             of the 1993 Callable
                                             Warrants are offered
                                             directly by the
                                             Company, without an
                                             underwriter, and
                                             will be issued to
                                             holders of the
                                             Company's 1993
                                             Callable Warrants
                                             upon exercise of
                                             such Warrants
                                             pursuant to their
                                             terms.  See "Plan of
                                             Distribution."

     Offering Price. . . . . .     The 1993 Callable Warrants are
                                   exercisable at the price of
                                   $6.00 per whole share of
                                   Supreme Class A Common Stock.
                                   See "Description of
                                   Securities."

     Warrant Expiration Date . . .      June 9, 1996 unless
                                        extended by the Company.
                                        The right to exercise the
                                        Warrant will be forfeited
                                        unless exercised by the
                                        Warrant expiration date.
                                        See "Description of
                                        Securities."



                         USE OF PROCEEDS

     The net cash proceeds from the sale of Common Stock upon the exercise of the 1993 Callable Warrants will be used for general corporate purposes, which may include reduction of existing debt, working capital, or financing possible future acquisitions of other businesses. At the present time, Supreme does not have any specific plans, agreements, or understandings, written or oral, pertaining to the proposed acquisition of any business. At the present time, the Company has no specific plan for the use of proceeds.



                      PLAN OF DISTRIBUTION

     The 1,240,379 shares of Supreme Class A Common Stock issuable by the Company on exercise of the 1993 Callable Warrants are offered directly by the Company, without an underwriter, and will be issued to holders of the Company's 1993 Callable Warrants upon exercise of such Warrants pursuant to their terms.



                    DESCRIPTION OF SECURITIES

SUPREME COMMON STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of the Company's $1.00 par value Preferred Stock, 15,000,000 shares of the Company's $.10 par value Class A Common Stock, and 5,000,000 shares of the Company's $.10 par value Class B Common Stock. There are no shares of preferred stock issued and outstanding.

     Subject to the rights of the holder of any shares of Preferred Stock which may be issued, holders of Class A and Class B Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor and to participate pro-rata in dividends and, upon liquidation, any distribution to stockholders. The Company's credit agreements with its lenders contain restrictions as to the payment of dividends. Any stock issued pursuant to stock dividends or stock splits must be authorized and issued at the same rate with respect to both classes. The Common Stock carries no preemptive, subscription, or cumulative voting rights or redemption or sinking fund provisions.

     Each holder is entitled to one vote per share held of record at each meeting of the stockholders, except that with respect to the election of Directors the holders of the Class A Common Stock are entitled to elect one-third, rounded to the lowest whole number, of the directors, and the holders of the Class B Common Stock are entitled to elect the remaining number of directors.

     Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the discretion of the holder, and, if sold publicly, will automatically convert into a like number of shares of Class A Common Stock. At such time as the number of outstanding shares of Class B Common Stock is less than 300,000 (as adjusted for stock dividends and the like), all remaining shares of Class B Common Stock are required to be automatically converted into a like number of shares of Class A Common Stock. While shares of Class B Common Stock are outstanding, no further issuances of Class B Common Stock may be made except for stock dividends, stock splits, or similar capital transactions having substantially similar effects with respect to the Class A Common Stock.

     The Company is subject to Section 203 of the Delaware General Corporation Law, which imposes restrictions on business combinations (as defined therein) with interested persons (being any person who holds 15% or more of the Company's outstanding voting stock). In general, the Company is prohibited from engaging in business combinations with an interested person for a period of three years from the date a person becomes an interested person, subject to certain exceptions. By restricting the ability of the Company to engage in business combinations with an interested person, the application of Section 203 to the Company may provide a barrier to hostile or unwanted takeovers.

     As permitted by the provisions of the Delaware General Corporation Law, the Certificate eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derives an improper personal benefit. In addition, these provisions do not limit the rights of the Company or its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

     The Company's Certificate and Bylaws, and Indemnification Agreements between the Company and each of its directors and officers, provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Delaware General Corporation Law. Under such provisions any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. The Certificate, Bylaws, such Indemnification Agreements, and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate, the Bylaws, such Agreements or any other agreement, vote of stockholders or disinterested directors, or otherwise.

SUPREME 1993 CALLABLE WARRANTS

     Each of the Class A and Class B Units distributed by Supreme to its shareholders pursuant to the spin-off of its former subsidiary Contempri Homes, Inc. ("Contempri") effective
December 31, 1992, includes a 1993 Callable Warrant to purchase one-half share of Supreme Class A Common Stock. Until the Separation Date (on or about December 11, 1995), as extended, the 1993 Callable Warrants trade only with Contempri's Common Stock as units. The 1993 Callable Warrants will not be exercisable until separated from the Contempri Class A or Class B Common Stock on the Separation Date. From and after the Separation Date, such Warrants will trade independently and will be listed on the American Stock Exchange under the symbol "STS.WS." The Warrants will expire on June 9, 1996, unless extended by the Company. The right to exercise the Warrant will be forfeited unless exercised before the expiration date of the Warrants.

     A total of 2,480,758 1993 Callable Warrants are outstanding. A total of 1,240,379 shares of the Company's Class A Common Stock will be issuable upon the exercise of the Warrants. The exercise price will be $6.00 per whole share of Supreme Class A Common Stock.

     The Warrants are callable by Supreme after the Separation Date at $.10 per Warrant. The Company may, at its option, redeem all Warrants held by each record holder, as a whole or in part, or may redeem the Warrants pro-rata from each record holder, as a whole or in part. The redemption is subject to the Company's Class A Common Stock closing prices exceeding $8.00 per share for fifteen (15) consecutive trading days, provided, however, that the Company gives its redemption notice no more than fifteen (15) business days after the fifteenth consecutive trading day.

     To call the Warrants, notice to the Warrant holders must be given by sending notice by first class mail, postage prepaid, to the Warrant holder at the address of the holder shown on the registry books of the Company. Any notice sent in this manner shall be conclusively presumed to have been duly given whether or not the registered holder received the notice. The notice of redemption must be mailed within thirty (30) days and no more than sixty (60) days before the date fixed for redemption of the Warrants. Failure to give due notice by mail, or any defect in the notice, to the holder of any Warrants designated for redemption, as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Warrants. The right to exercise the Warrant will be forfeited unless exercised before the date specified in the notice of the call.

     Supreme executed a Warrant Agreement with American Stock Transfer & Trust Company, as the warrant agent in favor of the Warrant holders, which will provide that the number of shares of Supreme Class A Common Stock to be obtained upon exercise of a Warrant and the exercise price, are subject to adjustment (a) in the event of a stock dividend or distribution of capital stock to all holders of the Company's Common Stock, if the dividend or distribution is in excess of 5% of the total Class A Common Stock outstanding immediately preceding the dividend or distribution, split up, subdivision, combination, or reclassification of Supreme Class A Common Stock and (b) for mergers or consolidations of Supreme with another entity or the sale of substantially all of the assets of Supreme.

     No adjustment is required unless the adjustment would require an increase or decrease of at least one percent (1%) in such price; however, any adjustment not required to be made because the adjustment does not require an increase or decrease of one percent must be carried forward and taken into account in any subsequent adjustment.

     The Company may elect on or after the date of any adjustment to the Warrants to adjust the number of Warrants instead of adjusting the number of shares of Common Stock issuable upon exercise thereof.

     If the holder of the Warrant exercises less than all of the Warrants evidenced by the Warrant Certificate, a new Warrant
Certificate evidencing Warrants equivalent to the Warrants remaining unexercised will be issued. The Company will not issue fractions of Warrants.

     Fractional shares will not be issued upon exercise of the Warrants. In lieu thereof, the Company will pay cash to the registered holder of the Warrants based on the difference between the market price, which will be computed as the per share closing price, of the Supreme Class A Common Stock and the exercise price on the date of exercise times the fractional share of common stock which is represented by the Warrants on the exercise date. The Warrants do not confer upon the holder thereof any voting, preemptive, or other rights as a stockholder of Supreme.

     The Warrants may be exercised by the form of subscription on the reverse side of such Warrant Certificate, filled out and executed as indicated, and surrender to the Warrant Agent, American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, NY 10005, of the certificate accompanied by the full applicable exercise price (by cash, certified check, bank draft, or postal or express money order payable to the order of Supreme).


                             EXPERTS

     The consolidated balance sheets as of December 31, 1994 and 1993 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus and Registration Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                          LEGAL MATTERS

     Certain legal matters in connection with this offering have been passed upon for Supreme by Law, Snakard & Gambill, a Professional Corporation, Fort Worth, Texas. Rice M. Tilley, Jr.
is a shareholder of Law, Snakard & Gambill and a director of Supreme Industries, Inc.


                             PART II
           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          SEC Filing Fee . . . . . . . . . .             $2,566
          Printing Expenses. . . . . . . . . . . .          500*
          Accounting Fees. . . . . . . . . . . . .        5,000*
          Legal Fees . . . . . . . . . . . . . . .       15,000*
          Transfer Agent Fees. . . . . . . .                525
          Blue Sky Fees and Expenses . . . . . . .        1,000*
          Miscellaneous Expenses . . . . . . . . .          409*

                                   Total . . . . .      $25,000*

          *Approximate Amounts

Item 15.  Indemnification of Directors and Officers

     The Company's Certificate of Incorporation, Bylaws, and Indemnification Agreements between the Company and each of its directors and officers, provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Delaware General Corporation Law. Under such provisions any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. The Certificate of Incorporation, Bylaws, such Indemnification Agreements, and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate of Incorporation, the Bylaws, such Agreements or any other agreement, vote of stockholders or disinterested directors, or otherwise.

Item 16.  Exhibits

     (a) Exhibits. The following is a list of exhibits to this Registration Statement:


3.1       Certificate of Incorporation of the Company, filed as
          Exhibit 3(a) to the Company's Registration Statement on
          Form 8-A, filed with the Commission on September 18,
          1989, and incorporated herein by reference.


3.2 Certificate of Amendment of Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on June 10, 1993, filed as Exhibit 3.2 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994, and incorporated herein by reference.

3.3 Bylaws of the Company, filed as Exhibit 3(b) to the Company's Registration Statement on Form 8-A, filed with the Commission on September 18, 1989, and incorporated herein by reference.

4.1 Note Agreements dated as of December 15, 1986, between the Company and Massachusetts Mutual Life Insurance Company and MassMutual Corporate Investors, respectively, and signed in connection with certain long-term indebtedness, filed as Exhibit 4.15 to the Company's Registration Statement on Form S-4 (Registration No. 33-11990), filed with the Commission, and incorporated herein by reference.

4.2 Amendment dated July 15, 1987, to Sections 4.2 and 4.5 of the Note Agreements described in 4.1 above, filed as
          Exhibit 4.14 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference.

4.3       Amendment, dated September 15, 1987, to Sections 4.2 and
          4.5 of the Note Agreements described in 4.1 above, filed as Exhibit 4.15 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference.

4.4 Amendment dated February 18, 1988, to Section 4.2 of the Note Agreements described in 4.1 above, filed as Exhibit
          4.16 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference.

4.5 Amendment dated March 16, 1988, to Section 4.2 of the Note Agreements described in 4.1 above, filed as Exhibit
          4.17 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference.

4.6       Amendment dated September 7, 1990, to Sections 4.2 and
          4.3 of the Note Agreements described in 4.1 above, filed as Exhibit 4.6 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1990, and incorporated herein by reference.

4.7 Amendment dated March 27, 1991, to Section 4.1 of the Note Agreements described in 4.1 above, filed as Exhibit
          4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

4.8 Amendment Agreements dated as of December 1, 1991, amending Sections 4.2, 4.3, 5.3, 7.1, 8, and 9.5 of the Note Agreements described in 4.1 above, filed as Exhibit
          4.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.


4.9 Amendment Agreements dated as of December 31, 1992, to Note Agreements described in 4.1 above, filed as Exhibit
          4.8 to the Company's Registration Statement on Form 10 filed with the SEC on February 22, 1993, and incorporated herein by reference.

4.10 Note Agreements dated as of December 1, 1991, between the Company and Massachusetts Mutual Life Insurance Company and MassMutual Corporate Investors, respectively, and signed in connection with certain long-term indebtedness, filed as Exhibit 4.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

4.11 Amendment Agreements dated as of December 31, 1992, to Note Agreements described in 4.10 above, filed as Exhibit
          4.9 to the Company's Registration Statement on Form 10 filed with the SEC on February 22, 1993, and incorporated herein by reference.

4.12 Accounts Financing Agreement (Security Agreement) dated as of December 31, 1991, between Supreme Corporation, Supreme Truck Bodies of California, Inc., Supreme Corporation of Texas and Supreme Mid-Atlantic Corporation, as obligors, and Congress Financial Corporation and signed in connection with certain long-term indebtedness, filed as Exhibit 4.30 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

4.13 Accounts Financing Agreement (Security Agreement) dated as of December 31, 1991, between Contempri Homes, Inc., as obligor, and Congress Financial Corporation and signed in connection with certain long-term indebtedness, filed as Exhibit 4.31 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

4.14 Accounts Financing Agreement (Security Agreement) dated as of December 31, 1991, between Rouse Welding & Body, Inc., as obligor, and Congress Financial Corporation and signed in connection with certain long-term indebtedness, filed as Exhibit 4.32 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

4.15 Amendment to Financing Agreement dated February 16, 1993, and effective as of December 31, 1992, to Accounts Financing Agreement (Security Agreement) described in
          4.12 above, filed as Exhibit 4.10 to the Company's Registration Statement on Form 10 filed with the SEC on February 22, 1993, and incorporated herein by reference.

4.16 Amendment to Financing Agreement dated February 16, 1993, and effective as of December 31, 1992, to Accounts Financing Agreement (Security Agreement) described in
          4.13 above, filed as Exhibit 4.11 to the Company's Registration Statement on Form 10 filed with the SEC on February 22, 1993, and incorporated herein by reference.

4.17 Amendment to Financing Agreement dated February 16, 1993, and effective as of December 31, 1992, to Accounts Financing Agreement (Security Agreement) described in
          4.14 above, filed as Exhibit 4.12 to the Company's Registration Statement on Form 10 filed with the SEC on February 22, 1993, and incorporated herein by reference.

4.18 Amendment to Accounts Financing Agreement dated May 14, 1993, to Accounts Financing Agreement (Security Agreement) described in 4.12 above, filed as Exhibit 4.13 to the Company's Amendment No. 1 to its Registration Statement on Form 10 dated May 17, 1993, and incorporated herein by reference.

4.19 Amendment to Accounts Financing Agreement dated May 14, 1993, to Accounts Financing Agreement (Security Agreement) described in 4.14 above, filed as Exhibit 4.14 to the Company's Amendment No. 1 to its Registration Statement on Form 10 dated May 17, 1993, and incorporated herein by reference.

4.20 Form of ESI warrant, filed as Exhibit 4(b) to the Company's Registration statement on Form 8-A, filed with the Commission on September 18, 1989, and incorporated herein by reference.

4.21 Form of warrant Agreement between the Company and Republic Bank Dallas, N.A., as Warrant Agent, relating to the ESI Warrants, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-4 (Registration No. 33-11990), filed with the Commission and incorporated herein by reference.

4.22 Amendment Number one to the Warrant Agreement described in 4.34 above, dated effective July 1, 1988, filed as
          Exhibit 4.29 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1988, and incorporated herein by reference.

4.23 Form of Warrant Agreement between the Company and American Stock Transfer & Trust Company, as Warrant Agent, relating to the ESI 1993 Callable Warrants, filed as Exhibit 4.3 to the Company's Registration Statement on Form 10 filed with the SEC on February 22, 1993, and incorporated herein by reference.

4.24 Form of Pairing Agreement between the Company and Contempri Homes, Inc., relating to the pairing as a unit of the Company's 1993 Callable Warrant and the Common Stock of Contempri Homes, Inc. (a former subsidiary of the Company), filed as Exhibit 4.4 to the Company's Registration Statement on Form 10 filed with the SEC on February 22, 1993, and incorporated herein by reference.

4.25 Credit Agreement dated as of April 25, 1994, between the Company, Supreme Corporation, and NBD Bank and signed in connection with certain long-term indebtedness, and incorporated herein by reference.

5         Opinion of Law, Snakard & Gambill, a Professional
          Corporation, as to the legality of the securities being registered.

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Law, Snakard & Gambill, a Professional
          Corporation (contained in Exhibit 5).

24        Power of Attorney.

Item 17.  Undertakings

     512(a). The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     512(b). The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     512(h). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     512(i).  The undersigned registrant hereby undertakes that:
(1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 31, 1995.

                         SUPREME INDUSTRIES, INC., Registrant

                         By:  \s\ HERBERT M. GARDNER
                              Herbert M. Gardner, Chairman of the Board
                              and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, constituting a majority of the Board of Directors of the registrant, on behalf of the registrant and in the capacities and on the dates indicated.

     Signature                     Title                       Date


\s\ HERBERT M. GARDNER      Chairman of the Board           October 31, 1995
     Herbert M. Gardner     and President
                            (Principal Executive Officer)

\s\ OMER G. KROPF           Executive Vice President        October 31, 1995
     Omer G. Kropf          and Director

\s\ WILLIAM J. BARRETT      Secretary, Assistant Treasurer  October 31, 1995
     William J. Barrett     and Director

\s\ ROBERT W. WILSON        Executive Vice President,       October 31, 1995
     Robert W. Wilson       Treasurer, Assistant Secretary,
                            Chief Financial Officer, and
                            Director (Principal Financial
                            and Accounting Officer)

\s\ ROBERT J. CAMPBELL      Director                        October 26, 1995
     Robert J. Campbell

\s\ THOMAS CANTWELL         Director                        October 27, 1995
     Thomas Cantwell

\s\ H. DOUGLAS SCHROCK      Director                        October 30, 1995
     H. Douglas Schrock

\s\ RICE M. TILLEY, JR.     Assistant Secretary             October 30, 1995
     Rice M. Tilley, Jr.    and Director

\s\ RICK L. HORN            Director                        October 31, 1995
     Rick L. Horn

                             EXHIBIT INDEX

                                                                 Sequential
Exhibit Number                                                   Page Number

    5     Opinion of Law, Snakard & Gambill, a Professional
          Corporation, as to the legality of the securities
          being registered. . . . . . . . . . . . . . . . .           28

   23.1   Consent of Coopers & Lybrand L.L.P. . . . . . . . . . .     30

   23.2   Consent of Law, Snakard & Gambill, a Professional
          Corporation (contained in Exhibit 5)

   24     Power of Attorney . . . . . . . . . . . . . . . .           33














CAB/ggs
H:\DOCS3\S4579\001\41355.3












                               EXHIBIT 5

                  OPINION OF LAW, SNAKARD & GAMBILL,
                      a Professional Corporation







                            (817) 878-6307

                           November 7, 1995


Supreme Industries, Inc.
65140 U.S. 33 East
Goshen, IN  46527

Gentlemen:

     We have acted as counsel to Supreme Industries, Inc., a Delaware corporation (the "Company"), in connection with the proposed offering of 1,240,379 shares of Class A Common Stock, $.10 par value, (the "Shares"), by certain selling security holders. The Shares are being registered under the Company's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on November 7, 1995.


     In our capacity as counsel to the Company, we have examined and relied upon the Company's Certificate of Incorporation and Bylaws, as amended, and the records of corporate proceedings with respect to the approval of the proposed registration, and have made such other investigations as we have deemed necessary and prudent for the purposes of the opinions expressed herein.

     Based on the foregoing, we are of the opinion that all of the Shares have been duly authorized, validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid Registration Statement and to the use of our name in the prospectus constituting a part thereof.

                              Respectfully submitted,



                                  By:  \s\ LAW, SNAKARD & GAMBILL, P.C.
                                          LAW, SNAKARD & GAMBILL, P.C.


VER/ggs














                             EXHIBIT 23.1

                  CONSENT OF COOPERS & LYBRAND L.L.P.




                 CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Supreme Industries, Inc. on Form S-3 of our report dated January 27, 1995, on our audits of the consolidated financial statements and financial statement schedule of Supreme Industries, Inc. and subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which reports are incorporated by reference herein. We also consent to the reference to our firm under the caption "Experts".



                              By:\s\ COOPERS & LYBRAND L.L.P.

                                      Coopers & Lybrand L.L.P.













                             EXHIBIT 23.2

                  CONSENT OF LAW, SNAKARD & GAMBILL,
                      a Professional Corporation
                       (contained in Exhibit 5)














                              EXHIBIT 24

                           POWER OF ATTORNEY





                           POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of Supreme Industries, Inc. (the "Company") hereby constitutes and appoints Herbert M. Gardner, William J. Barrett, and Robert W. Wilson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, shares of the Company's Class A Common Stock issued upon the exercise of the Company's 1993 Callable Warrants, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 31st day of October, 1995.

     Signature                               Title


\s\ HERBERT M. GARDNER             Chairman of the Board and President
     Herbert M. Gardner

\s\ OMER G. KROPF                  Executive Vice President
                                   and Director
     Omer G. Kropf

\s\ WILLIAM J. BARRETT             Secretary, Assistant
                                   Treasurer, and Director
     William J. Barrett

\s\ ROBERT W. WILSON               Executive Vice President,
                                   Treasurer,
     Robert W. Wilson              Assistant Secretary,Chief
Financial Officer,                 and Director

\s\ ROBERT J. CAMPBELL             Director
     Robert J. Campbell

\s\ THOMAS CANTWELL                Director
     Thomas Cantwell

\s\ H. DOUGLAS SCHROCK             Director
     H. Douglas Schrock

\s\ RICE M. TILLEY, JR.            Assistant Secretary and
                                   Director
     Rice M. Tilley, Jr.

\s\ RICK L. HORN                   Director
     Rick L. Horn
